White & Case Level 50 Governor Philip Tower 1 Farrer Place Sydney NSW 2000 Australia Dated 29 September 2025 Deed of Guarantee and Indemnity between The persons listed in Schedule 1 as guarantors as Guarantors and Global Loan Agency Services Australia Nominees Pty Ltd as Security Trustee EXECUTION VERSION

Table of Contents

		Page
1.	Definitions and Interpretation	2
2.	Guarantee	3
3.	Indemnity	4
4.	Continuing Guarantee and Indemnity	5
5.	Rights of Security Trustee	5
6.	Restriction on Rights of Guarantor	7
7.	Payments	8
8.	Stamp Duty, Costs and Expenses	9
9.	Preservation of Rights	10
10.	Performance by Security Trustee of the Guarantor's Obligations	11
11.	Assignment	11
12.	Representations and Warranties	11
13.	Other Undertakings	12
14.	Termination	15
15.	Notices	15
16.	Entire Agreement	18
17.	No Waiver	18
18.	Rights Cumulative	18
19.	Amendment	18
20.	Further Assurances	18
21.	Severability of Provisions	18
22.	Survival of Representations and Warranties	18
23.	Costs	18
24.	Governing Law and Jurisdiction	18
25.	Counterparts	19
26.	Acknowledgement by Guarantors	19
Schedule 1	**The Guarantors**	**20**

(i)

2 This Deed is made on 29 September 2025 Parties (1) The persons listed in Schedule 1 as guarantors (each, a “Guarantor” and together the “Guarantors”); and (2) Global Loan Agency Services Australia Nominees Pty Ltd (ACN 608 945 008) as security trustee for the Beneficiaries (the “Security Trustee”). Recital (A) The Lenders have made or will make available financial accommodation to the Borrower under the Initial Facility Agreement. (B) Each Guarantor indirectly owns an equity interest in the Borrower. (C) Each Guarantor has agreed to provide a guarantee on the terms set out in this Deed to, among other things, guarantee the payment of the Guaranteed Obligations. It is agreed and declared as follows. 1. Definitions and Interpretation 1.1 Definitions In this Deed, the following definitions apply unless the context requires otherwise. “Assets” means the unconventional shale gas resources located in the FSDAs to the extent necessary for the supply of 40TJ/day pursuant to the Gas Sales Agreement. “Authorised Officer” means in relation to the Security Trustee, any person whose title or acting title includes the word “Chief”, “Counsel”, “Executive”, “Head”, “Director”, “Manager”, “Officer”, “Associate” or “President” or cognate expressions, or any secretary, managing director, director, attorney, president, vice-president or representative of the Security Trustee. “Borrower” means SPCF Financing Pty Ltd (ACN 686 244 664). “Dispute” has the meaning given to that term in Clause 24(b). “Finance Lease” has the meaning given to that term in the Initial Facility Agreement. “Financial Indebtedness” has the meaning given to that term in the Initial Facility Agreement. “FSDAs” has the meaning given to that term in the Initial Facility Agreement. “Gas Sales Agreement” has the meaning given to that term in the Initial Facility Agreement. “Guaranteed Obligations” means each present and future obligation of: (a) an Obligor to pay any amounts owing in respect of Tranche 1A, Tranche 1B when due; or (b) the Borrower to pay any amount owing to the Northern Territory Government under the Tranche 1 Guarantee. “Initial Facility Agreement” has the meaning given to that term in the Security Trust and Intercreditor Deed.

3 “Insolvency Event” means, with respect to an entity, any event under clause 22.5 (Insolvency) or clause 22.6 (Insolvency Proceedings) of the Initial Facility Agreement. “Lender” has the meaning given to that term in the Initial Facility Agreement. “Material Adverse Effect” has the meaning given to that term in the Initial Facility Agreement, as if each reference to the 'Obligors' was a reference to the 'Guarantors'. “Obligor” has the meaning given to that term in the Initial Facility Agreement. “Proceedings” means any claim, action, suit or proceeding relating to any dispute arising out of or in connection with this Deed or any Finance Document. “Project” has the meaning given to that term in the Initial Facility Agreement. “Security Trust and Intercreditor Deed” means the document entitled Security Trust and Intercreditor Deed dated on or about the date of this Deed between, among others, the Borrower as borrower and the Security Trustee as security trustee. “Termination Date” has the meaning given to that term in Clause 14. “Tranche 1 Guarantee” has the meaning given to that term in the Initial Facility Agreement. “Tranche 1A” has the meaning given to that term in the Initial Facility Agreement. “Tranche 1B” has the meaning given to that term in the Initial Facility Agreement. 1.2 Incorporated Definitions Unless otherwise defined herein, a word or phrase defined in the Security Trust and Intercreditor Deed (including by way of reference) has the same meaning in this Deed (as applicable). 1.3 Interpretation Clause 1.2 (Construction) of the Security Trust and Intercreditor Deed is incorporated in this Deed as if set out in full, mutatis mutandis. 1.4 Secured Party’s Limitation of Liability Clause 5.13 (Limitations of liability of Security Trustee to Beneficiaries) and clause 5.14 (Security Trustee limitation of liability to non-Beneficiaries) of the Security Trust and Intercreditor Deed apply to this Deed as if set out in full, mutatis mutandis. 2. Guarantee 2.1 Guarantee Each Guarantor irrevocably and unconditionally, jointly and severally guarantees to the Security Trustee the due and punctual performance by the Obligors of the Guaranteed Obligations on the terms of this Deed. 2.2 Consideration Each Guarantor enters into this Deed for valuable consideration. 2.3 Payment The Guarantors must pay an amount equal to the Guaranteed Obligations to the Security Trustee within five Business Days after receiving a written demand from the Security Trustee if the

4 Guaranteed Obligations are not performed on time and in accordance with the Initial Facility Agreement or the Tranche 1 Guarantee (as applicable) (and which Guaranteed Obligation remains not performed as at the date of the demand and on the date that payment is due from a Guarantor). 2.4 Application of Proceeds Upon receiving any proceeds following a demand in accordance with Clause 2.3, the Security Trustee must apply those proceeds in accordance with the Security Trust and Intercreditor Deed. 3. Indemnity 3.1 Indemnity (a) Each Guarantor irrevocably and unconditionally, jointly and severally agrees to indemnify the Security Trustee against any claim, cost, liability or loss that the Security Trustee or any Beneficiary suffers, pays, or is liable for, arising directly or indirectly from: (i) any failure by the Obligors to perform any of the Guaranteed Obligations at the time that those Guaranteed Obligations must be performed; (ii) the Security Trustee or any Beneficiary having no legal right to enforce the Guaranteed Obligations for any reason including if any of the Guaranteed Obligations are found to be void, voidable or unenforceable for any reason; (iii) an Obligor not being bound by obligations that would otherwise have been Guaranteed Obligations for any reason, including lack of capacity or authority, insolvency or inadequate or improper execution or stamping; (iv) an obligation that Guarantor would otherwise have had under Clause 2 being found to be void, voidable or unenforceable for any reason, including lack of capacity or authority, insolvency or inadequate or improper execution or stamping; or (v) a failure by that Guarantor to comply with any of its obligations under this Deed. (b) The indemnity in this Clause 3.1 applies even if the Security Trustee or any Beneficiary knew or should have known of the problem, and even if, because of the problem, an Obligor could never have been required to pay the Security Trustee or any Beneficiary the amount. 3.2 Security Trustee’s Right to Demand Payment (a) The Guarantors must pay to the Security Trustee an amount certified by the Security Trustee or any Beneficiary as being equal to the amount of the claim, cost, loss, damage or liability referred to in Clause 3.1 within five Business Days of receiving a notice in writing from the Security Trustee setting out details identifying the relevant claim. (b) If the Guarantors dispute an amount certified by the Security Trustee or any Beneficiary as set out in Clause 3.2(a) on the basis that the certified amount does not equal the amount of the claim, cost, loss or liability in accordance with Clause 3.1, they may, after the payment to the Security Trustee or any Beneficiary, seek repayment of any overpayment made as agreed or as determined by a court of competent jurisdiction.

5 (c) The Security Trustee may make a demand under Clause 3.2(a) at any time and from time to time. (d) Each indemnity contained in this Deed, including in Clause 3.1: (i) is an additional, separate and independent obligation and no one indemnity limits the generality of another indemnity; and (ii) survives the termination of this Deed. (e) The liability of a Guarantor for each indemnity contained in this Deed, including in Clause 3.1, is that of principal debtor. (f) It is not necessary for the Security Trustee or any Beneficiary to incur expense or make payment before enforcing its right of indemnity under this Clause 3.1. 4. Continuing Guarantee and Indemnity 4.1 Continuing Obligations This Deed: (a) is a continuing guarantee and indemnity; (b) will not be deemed to be discharged in whole or in part by the performance from time to time of any Guaranteed Obligations or by any settlement of account; and (c) will remain in full force and effect until the Termination Date. 4.2 Reinstatement of Guarantor’s Obligations (a) Each Guarantor must do or cause to be done anything the Security Trustee requires that Guarantor to do to reinstate the guarantee and indemnities contained in this Deed, if anyone claims that money applied to satisfy the Guaranteed Obligations has to be repaid or refunded under any law relating to insolvency or fiduciary duties after this Deed has been discharged. (b) Without limitation, the Security Trustee may require a Guarantor to sign documents under Clause 4.2(a). (c) If a claim referred to in Clause 4.2(a) is upheld or admitted, the Security Trustee is entitled to the same rights, powers and remedies against the Guarantors as it would have had if the relevant money had not been applied to satisfy the Guaranteed Obligations, and this Deed had never been discharged. (d) This Clause 4.2 survives discharge of this Deed. 4.3 Waiver Each Guarantor waives any right it has of first requiring the Security Trustee to commence proceedings or enforce any other rights against another Guarantor, an Obligor or any other person before claiming from a Guarantor under this Deed. 5. Rights of Security Trustee 5.1 Guaranteed Obligations (a) This Deed applies to the Guaranteed Obligations from time to time.

6 (b) The obligations of each Guarantor under this Deed extend to any increase or change in the Guaranteed Obligations arising for any reason, including any amendment or variation to the Initial Facility Agreement. (c) Clause 5.1(b) does not limit the obligations of each Guarantor under this Deed and applies whether or not a Guarantor had notice of anything referred to in that clause or was aware of it or consented to it. 5.2 Obligations of Guarantor Unaffected The liability of each Guarantor under this Deed is not discharged, reduced or otherwise adversely affected by anything which might otherwise affect it at law or in equity including any one or more of the following, whether occurring with or without the consent of any person or notice to any person: (a) the granting of time, credit or any forbearance, indulgence or concession to a Guarantor, an Obligor or any other person; (b) any compounding, compromise, release, abandonment, waiver or relinquishment in relation to an Obligor, a Guarantor or any other person; (c) the Security Trustee or any Beneficiary exercising, delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or any other document or agreement; (d) a Guaranteed Obligation being wholly or partially illegal, void, voidable or unenforceable for any reason; (e) any moratorium or suspension of the rights, remedies or powers of the Security Trustee or any Beneficiary against an Obligor or any other person; (f) a judgment or a right which a person may have or exercise against an Obligor, a Guarantor or another person; (g) the death or incapacity of any person or a change in its legal capacity; (h) an Insolvency Event occurring in respect of an Obligor or the Guarantor; (i) the receipt by the Security Trustee or any Beneficiary of money under an Insolvency Event of any person or a reduction of capital or voluntary administration of any person; (j) an Obligor, a Guarantor or another person entering into agreements or transactions with the Security Trustee or any Beneficiary or incurring obligations to it; (k) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or Security including any change in the purpose of, any extension of or any increase in any Secured Money or the addition of any new facility under any Finance Document or other document or security; (l) a Security from an Obligor or another person: (i) being granted; (ii) being released; (iii) not being obtained, registered or perfected; or (iv) being lost or impaired,

7 or any failure by a Lender to realise the full value of any Security; (m) any set off, combination of accounts or counterclaim; (n) this Deed or any other Finance Document not being executed by or binding against the Borrower or any other party; (o) the failure by any person or the Security Trustee to notify any Guarantor of any default by any person under any document or agreement or other circumstance; (p) any change in any circumstance (including in the members or constitution of any person). None of the paragraphs above limits the generality of any other. 5.3 Dealing with the Security Trust and Intercreditor Deed The Security Trustee is not liable for any loss or damage suffered by a Guarantor, and a Guarantor is not released or discharged in whole or in part, as a result of: (a) a release or other dealing in connection with the Security Trust and Intercreditor Deed including a right of subrogation being lost or adversely affected; (b) the Security Trustee failing to recover money owing to the Security Trustee by an Obligor; or (c) laches or mistake of the Security Trustee. 5.4 Exercise of Rights by Security Trustee The Security Trustee may from time to time: (a) decide not to enforce this Deed against a Guarantor; or (b) make an arrangement or compromise with a Guarantor as it thinks fit. 5.5 No Duty Each Guarantor agrees that the Security Trustee is under no duty to: (a) disclose to a Guarantor or another person any information, matter or thing about an Obligor or its affairs or transactions with the Security Trustee, whether or not material or unusual; (b) give a Guarantor notice of default by an Obligor or another person under the Initial Facility Agreement; or (c) do any act, matter or thing or sign any document about an Obligor or its affairs or dealings with the Security Trustee. 6. Restriction on Rights of Guarantor 6.1 Waiver of Rights Until the Termination Date a Guarantor waives in favour of the Lenders all rights or claims it may have against an Obligor or the Lenders, to the extent necessary to give effect to this Deed.

8 6.2 No Competition Until the Termination Date, a Guarantor undertakes not to do any of the following things whether directly or indirectly, unless the Security Trustee otherwise agrees: (a) call on the Security Trustee or any Beneficiary to take proceedings against an Obligor or raise a defence, set-off or counterclaim available to itself against the Security Trustee in reduction of its liability under this Deed; (b) make a claim, enforce a right or receive the benefit of a Security in favour of the Security Trustee or any Beneficiary, any money held by the Security Trustee or any Beneficiary or any other right, power or privilege of the Security Trustee or any Beneficiary against an Obligor or its property; (c) prove in competition with the Security Trustee or any Beneficiary for any distribution or payment relating to an Insolvency Event occurring in respect of any Obligor; or (d) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of a Security. 6.3 Prove in Winding-Up (a) Each Guarantor irrevocably and unconditionally authorises the Security Trustee to do the following things, or any combination of those things, until the Termination Date: (i) prove in the winding up, bankruptcy or receivership of any Obligor, in the name of a Guarantor, for any money for which an Obligor is liable to a Guarantor, including any money which a Guarantor has paid under this Deed; (ii) retain any distribution, dividend or payment received in connection with that winding-up, bankruptcy or receivership in a separate account to appropriate at the Security Trustee’s discretion in reduction of the Guaranteed Obligations; or (iii) do anything and exercise all rights which a Guarantor could lawfully do or exercise in those proceedings. (b) Each Guarantor appoints the Security Trustee and each Authorised Officer of the Security Trustee, severally, to be its attorney for the purposes set out in this clause. 6.4 Pari Passu Each Guarantor shall ensure that at all times, any claims of the Security Trustee against it under this Deed rank at least pari passu with the claims of any other creditor of that Guarantor, and any other person to whom that Guarantor has provided a guarantee of any description (whatsoever called). 7. Payments 7.1 Payments by a Guarantor (a) On each date on which a Guarantor is required to make a payment under this Deed, a Guarantor shall make the same available to the Security Trustee for value on the due date at the time in immediately available funds or if agreed by the Security Trustee in such funds specified by the Security Trustee as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account at the city of the Security Trustee with such bank as the Security Trustee specifies.

9 7.2 Gross Payments Subject to Clause 7.3, a Guarantor must pay amounts which are payable by it under this Deed unconditionally and in full without: (a) set-off or counter claim; or (b) deduction or withholding for Tax or another reason, unless the deduction or withholding is required by applicable law. 7.3 Withholdings and Deductions If a Guarantor is required by applicable law to make a deduction or withholding for Tax from a payment to the Security Trustee, the Guarantor: (a) indemnifies the Security Trustee on demand against the amount of that deduction or withholding; (b) must pay more so that the Security Trustee receives for its own benefit the full amount which it would have received if no deductions or withholdings had been required; and (c) must pay the full amount of the deduction or withholding to the appropriate Governmental Agency under applicable law, and deliver the original receipts to the Security Trustee. 8. Stamp Duty, Costs and Expenses 8.1 Stamp Duties (a) Each Guarantor must pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax which may be payable to or required to be paid by any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this Deed or any payment, receipt or other transaction contemplated by them. (b) Each Guarantor must indemnify and keep indemnified the Security Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by a Guarantor to pay such Taxes as covered by Clause 8.1(a). 8.2 Indirect Tax (a) All payments to be made by a Guarantor under or in connection with this Deed have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when a Guarantor makes the payment: (i) it must pay to the Security Trustee an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and (ii) the Security Trustee will promptly provide to a Guarantor a tax invoice complying with the relevant law relating to that Indirect Tax. (b) Where this Deed requires a Guarantor to reimburse or indemnify the Security Trustee for any costs or expenses, a Guarantor shall also at the same time pay and indemnify the Security Trustee against all Indirect Tax incurred by the Security Trustee in respect of the costs or expenses save to the extent that the Security Trustee is entitled to repayment or credit in respect of the Indirect Tax. The Security Trustee will promptly provide to a Guarantor a tax invoice complying with the relevant law relating to that Indirect Tax.

10 8.3 Costs and Expenses Each Guarantor must reimburse or pay all costs and expenses of the Security Trustee in relation to the enforcement, waiver, protection or attempted or contemplated enforcement or protection or consideration, of any rights, and the exercise of any Powers, under this Deed. 9. Preservation of Rights 9.1 No Merger of Security (a) No Security merges, discharges, postpones or otherwise adversely affects the Security Trustee’s rights, powers or remedies under this Deed. (b) Nothing in this Deed merges, discharges, postpones or otherwise adversely affects any Security in favour of the Security Trustee at any time or any of the Security Trustee’s rights, powers or remedies against any person at any time. (c) If a judgment or order is made in favour of the Security Trustee against a Guarantor about the Guaranteed Obligations, the Security Trustee holds the judgment collaterally with this Deed as security for the performance of the Guaranteed Obligations, and this Deed does not merge in the judgment or order. 9.2 Moratorium Legislation To the extent permitted by law, a provision of a law is excluded if it does or may, at any time, directly or indirectly: (a) lessen or otherwise vary an obligation of a Guarantor under this Deed; or (b) delay, curtail or otherwise prevent or adversely affect the exercise by the Security Trustee of any of its rights, powers or remedies under this Deed. 9.3 Principal Obligations This Deed is: (a) a principal obligation and is not ancillary or collateral to any other Security or other obligation however created; and (b) independent of any other Security which the Security Trustee may hold at any time. 9.4 No Obligation to Marshal The Security Trustee is not required before it enforces this Deed or any other Security to do any of the following things unless it thinks fit: (a) give notice of this Deed to any person or allow any period of time to expire, to the extent not prohibited by law; (b) enforce performance of the Guaranteed Obligations; (c) marshal, enforce, realise or otherwise resort to any other Security; or (d) take steps or proceedings for any purpose. 9.5 Certificate A certificate signed by an Authorised Officer of the Security Trustee detailing an amount described in Clause 2.3 of this Deed will be sufficient evidence of that amount unless proven incorrect.

11 10. Performance by Security Trustee of the Guarantor’s Obligations If a Guarantor fails to perform an obligation in this Deed, the Security Trustee may do all things which the Security Trustee considers necessary or desirable to make good or attempt to make good that failure without adversely affecting a right, power or remedy of the Security Trustee. 11. Assignment (a) No Guarantor may assign, transfer or otherwise deal with a right, remedy, power, duty or obligation under this Deed without first getting the written consent of the Security Trustee. (b) The Security Trustee may assign, transfer or otherwise deal with a right, remedy, power, duty or obligation under this Deed without the consent of the Guarantors to any successor Security Trustee in accordance with the terms of the Security Trust and Intercreditor Deed. (c) The Security Trustee may disclose to a potential assignee or transferee any information about a Guarantor or this Deed as the Security Trustee considers appropriate provided that: (i) disclosure is required for the purpose of the assignee or transferee’s consideration to accept the assignment or transfer; and (ii) the assignee or transferee gives to the Guarantors an undertaking to keep that information confidential (unless that information was, at the time of disclosure, already in the public domain or if it is required to be disclosed by law). 12. Representations and Warranties Each Guarantor represents and warrants that (except as expressly disclosed in this Deed or consented to by the Security Trustee) each of the following statements is true and correct as at the date of this Deed: (a) (status) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (b) (power) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Deed and the transactions contemplated by this Deed. (c) (authorisations) All Authorisations required or desirable: (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed; and (ii) to make this Deed, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. (d) (documents binding) The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations. (e) (transactions permitted) The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with: (i) any law or regulation applicable to it;

12 (ii) its constitutional documents; or (iii) any agreement or instrument binding upon it, where, except in the case of subparagraph (iii) above, to do so would have, or is reasonably likely to have, a Material Adverse Effect. (f) (no insolvency event) None of the events in clause 22.6 (Insolvency) or clause 22.7 (Insolvency Proceedings) of the Initial Facility Agreement have occurred and are continuing in relation to it. 13. Other Undertakings 13.1 Financial Indebtedness and Guarantees (a) Except as permitted by paragraph (b) below, no Guarantor shall incur or allow to remain outstanding any Financial Indebtedness. (b) Paragraph (a) does not apply to any Financial Indebtedness: (i) existing on the date of this Deed; (ii) between Guarantors; (iii) incurred from any Obligor which is permitted under the Finance Documents; (iv) incurred from any other Subsidiary (other than an Obligor), provided such Financial Indebtedness is for intragroup purposes only; (v) incurred under any Finance Document; (vi) arising or deemed to arise by way of cash call pursuant to the terms of a joint venture agreement or similar arrangement; (vii) arising under unsecured interest rate hedging arrangements, commodity hedging arrangements and foreign exchange dealings entered into in the ordinary course of business and not for speculative purposes; (viii) arising under trade accounts and accrued expenses arising in the ordinary course of trading; (ix) comprising consideration for the acquisition of assets or services payable more than 90 days after acquisition which is incurred in the ordinary course of business; (x) arising under any Finance Leases, equipment/asset financing agreements, hire purchase arrangement or similar arrangements entered into in the ordinary course of business; (xi) any guarantee provided in respect of the obligations of other Guarantors, Obligors or joint venture partners provided in the ordinary course of business; (xii) raised by the issue of redeemable shares which are either: (A) held by a Guarantor; or (B) not redeemable at the option of their holder until after the Termination Date;

13 (xiii) in addition to amounts under paragraph (b)(i), incurred by a Guarantor so long as the aggregate principal amount of such Financial Indebtedness incurred by that Guarantor does not exceed A$10,000,000 (or its equivalent) at any time; or (xiv) incurred with the prior written consent of the Security Trustee (acting on the instructions of the Majority Beneficiaries, acting reasonably). 13.2 Loans or Credit (a) Except as permitted by paragraph (b) below, no Guarantor shall be a creditor in respect of any Financial Indebtedness. (b) Paragraph (a) does not apply to being a creditor in respect of any Financial Indebtedness: (i) existing on the date of this Deed; (ii) between Guarantors; (iii) arising under the Finance Documents; (iv) made to any Obligor which is permitted under the Finance Documents; (v) made to any Subsidiary (other than an Obligor), provided such Financial Indebtedness is for intragroup purposes only and not in connection with Financial Indebtedness incurred by a Subsidiary from a third party; (vi) arising or deemed to arise by way of cash call pursuant to the terms of a joint venture agreement or similar arrangement; (vii) comprising any deposits made in ordinary course of business arrangements with a bank or financial institution provided that any such deposits are not made in connection with any Financial Indebtedness provided by that institution; (viii) arising under or in connection with any Tax or GST consolidation arrangements not restricted under the Finance Documents; (ix) comprising any advance payment made in relation to capital expenditure in the ordinary course of trading; (x) in addition to amounts under paragraph (b)(i), made by a Guarantor so long as the aggregate principal amount of the Financial Indebtedness under any such loans made by that Guarantor does not exceed A$10,000,000 (or its equivalent) at any time; or (xi) made with the prior written consent of the Security Trustee (acting on the instructions of the Majority Beneficiaries in respect of the Guaranteed Obligations, acting reasonably). 13.3 Negative Pledge (a) Except as permitted by paragraph (b) below, no Guarantor shall create or permit to subsist any Security in or over any or all of its assets. (b) Paragraph (a) does not apply to any Security: (i) existing on the date of this Deed;

14 (ii) given by a Guarantor to its joint venture partner pursuant to, and solely for the purposes of facilitating, a farm-down process in connection with the Assets or the Project; (iii) entered into under any Finance Document; (iv) comprising any netting or set-off arrangement entered into by any Guarantor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Guarantors; (v) comprising any payment or close out netting or set-off arrangement pursuant to any transactional banking facilities or any hedging transaction entered into by a Guarantor for the purpose of: (A) hedging any risk to which a Guarantor is exposed in its ordinary course of trading; or (B) its interest rate, commodity or currency management operations which are carried out in the ordinary course of business and for non- speculative purposes only; (vi) arising by operation of law and in the ordinary course of trading so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned; (vii) over or affecting any asset acquired after the date of this Deed if: (A) it was not created in contemplation of the acquisition of that asset; (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset; and (C) it is removed or discharged within six months of the date of acquisition of such asset; (viii) given by a Guarantor so long as the aggregate principal amount secured by such Security given by a Guarantor does not exceed A$10,000,000 (or its equivalent) at any time; (ix) constituting a cross security interest between members of a joint venture over joint venture assets securing obligations to contribute to that joint venture or to repay other joint venturers who contribute to the joint venture in default of the chargor doing so; or (x) incurred with the prior written consent of the Security Trustee (acting on the instructions of the Majority Beneficiaries in respect of the Guaranteed Obligations, acting reasonably). 13.4 Distributions (a) Except as permitted by paragraph (b) below, no Guarantor shall declare, make or pay any Distribution; (b) Paragraph (a) does not apply to any Distribution: (i) made between Guarantors; or (ii) paid with the prior written consent of the Security Trustee (acting on the instructions of the Majority Beneficiaries in respect of the Guaranteed Obligations, acting reasonably).

15 13.5 Arm’s Length (a) Except as permitted by paragraph (b) below, no Guarantor shall enter into any transaction with any person except on arm’s length terms. (b) Paragraph (a) does not apply to any transaction or agreement existing on the date of this Deed. 14. Termination All payment and any other obligations of a Guarantor under or in connection with this Deed will terminate on the earliest of: (a) the date of receipt of a notification from the Security Trustee to a Guarantor that this Deed is no longer required; (b) the date on which a Guarantor has paid to the Security Trustee the entirety or any remaining part (as applicable) of the Guarantor’s Guaranteed Obligations; and (c) the date on which all Tranche 1A Commitments and Tranche 1B Commitments under the Initial Facility Agreement have been cancelled and/or prepaid or repaid in full and the Secured Money relating to Tranche 1A and Tranche 1B has been irrevocably paid and discharged in full and there are no outstanding Guaranteed Obligations under the Tranche 1 Guarantee, (the “Termination Date”). 15. Notices 15.1 Communications in Writing Any communication or document to be made or delivered under or in connection with this Deed: (a) must be in writing; (b) in the case of: (i) a notice by the Guarantor; or (ii) a specification of a bank or account by the Security Trustee, must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 15.4 (Email Communication) and Clause 15.5 (Reliance); and (c) unless otherwise stated, may be made or delivered by letter or by email. 15.2 Addresses The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name

16 below or any substitute address, email address or department or officer as the Party may notify to the Security Trustee or Guarantor (as applicable) by not less than five Business Days’ notice. Address for service of communications: Guarantors: Address: Suite 1, Level 39, Tower One International Towers Sydney 100 Barangaroo Avenue Barangaroo NSW 2000 Attention: Eric Dyer Phone: Email: with a copy to: Security Trustee: Address: Level 4, 88 Phillip Street, Sydney NSW 2000 Attention: Transaction Management Group (SPCF FINANCING PTY LTD) Phone: Email: 15.3 Delivery (a) Any communication or document to be made or delivered by one Party to another under or in connection with this Deed will be taken to be effective or delivered: (i) if by way of letter or any physical communication, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or (ii) if by way of email, as specified in Clause 15.4 (Email Communication), and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 15.2 (Addresses), if addressed to that department or officer. (b) Any communication or document made or delivered to a Guarantor in accordance with this Clause 15 will be deemed to have been made or delivered to each of the Obligors. (c) A communication by email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

17 15.4 Email Communication (a) Any communication or document under or in connection with this Deed may be made by or attached to an email and will be effective or delivered only on the first to occur of the following: (i) when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the email has not been received (other than an out of office greeting for the named addressee) and it receives the notification before two hours after the last to occur (for all addresses) of: (A) dispatch, if in business hours in the city of the address; or (B) if not, the next opening of business in such city, (ii) the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and (iii) the email being available to be read at one of the email addresses specified by the sender. (b) An email which is a covering email for a notice signed by the Obligor’s authorised signatory does not itself need to be signed by an authorised signatory. (c) Email and other electronic notices from the Security Trustee generated by Loan IQ or other system software do not need to be signed. 15.5 Reliance (a) Any communication or document sent under this Clause 15 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 15.1(b) (Communications in Writing)) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation). (b) Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party. 15.6 English Language (a) Any notice or other communication given under or in connection with this Deed must be in English. (b) All other documents provided under or in connection with this Deed must be: (i) in English; or (ii) if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 15.7 Process Agent Each Guarantor irrevocably appoints the Borrower to receive, for it and on its behalf, service of process in any Proceedings. Each Guarantor irrevocably consents to service of process on it by service on the Borrower in any manner provided for in Clause 33 (Notices) of the Initial Facility Agreement. Nothing in this clause will affect the right of either party to serve process in any other manner permitted by applicable law.

18 16. Entire Agreement Except as otherwise expressly set out in this Deed, this Deed contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it. 17. No Waiver No failure to exercise nor any delay in exercising any right, power or remedy under this Deed by a party operates as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing. 18. Rights Cumulative The rights, powers and remedies of a party under this Deed are cumulative and are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or any agreement. 19. Amendment Except as otherwise expressly provided in this Deed, this Deed may be amended only by another agreement executed by all the parties. 20. Further Assurances Each party must do everything (including executing agreements and documents) necessary or reasonably required by the other party to give full effect to this Deed and the transactions contemplated by it. 21. Severability of Provisions Any provision of this Deed that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Deed nor affect the validity or enforceability of that provision in any other jurisdiction. 22. Survival of Representations and Warranties All representations and warranties in this Deed will survive the execution and delivery of this Deed and the completion of transactions contemplated by it. 23. Costs Clause 20 (Costs and Expenses) of the Security Trust and Intercreditor Deed is incorporated into this Deed as if set out in full, mutatis mutandis. 24. Governing Law and Jurisdiction (a) This Deed and, to the extent permitted by law, all related matters including non-contractual matters is governed by the laws of New South Wales.

19 (b) The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) (a “Dispute”). (c) The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (d) Notwithstanding paragraph (b) above, the Security Trustee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Trustee may take concurrent proceedings in any number of jurisdictions. 25. Counterparts This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument. 26. Acknowledgement by Guarantors Each Guarantor confirms that: (a) it has not entered into any Finance Document in reliance on, or as a result of, any conduct of any kind of or on behalf of any Beneficiary or any related entity of a Beneficiary (including any advice, warranty, representation or undertaking); and (b) neither a Beneficiary nor any related entity of a Beneficiary is obliged to do anything (including disclose anything or give advice), except as expressly set out in the Finance Documents.

20 Schedule 1 The Guarantors Guarantors Company Number Address for Service of Notice Tamboran Resources Corporation Company number 7640969 Tamboran Resources Pty Ltd ACN 135 299 062 Tamboran (West) Pty Limited ACN 661 967 077 Address: Suite 1, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000 Attention: Eric Dyer Phone: Email: with a copy to:

[Tamboran – SPCF Financing – Tamboran Guarantee Deed – Signature Page] Executed and Delivered as a Deed Each attorney executing this Deed states that he or she has no notice of the revocation or suspension of his or her power of attorney. Guarantor SIGNED, SEALED and DELIVERED by Tamboran Resources Corporation in the presence of: L.S. /s/ Chelsea McGregor /s/ Eric Dyer Signature of Witness Signature of Authorised Signatory Chelsea McGregror Eric Dyer Name of Witness Name of Authorised Signatory /s/ Shirleen Spellman /s/ Patrick Elliott Signature of Witness Signature of Authorised Signatory Shirleen Spellman Patrick Elliott Name of Witness Name of Authorised Signatory

[Tamboran – SPCF Financing – Tamboran Guarantee Deed – Signature Page] EXECUTED as a deed by TAMBORAN RESOURCES PTY LTD (ACN 135 299 062) in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Eric Dyer /s/ Patrick Elliott Signature of Director Eric Dyer Signature of Director/Secretary Patrick Elliott Name of Director Name of Director/Secretary

[Tamboran – SPCF Financing – Tamboran Guarantee Deed – Signature Page] EXECUTED as a deed by TAMBORAN (WEST) PTY LIMITED (ACN 661 967 077) in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Eric Dyer /s/ Patrick Elliott Signature of Director Eric Dyer Signature of Director/Secretary Patrick Elliott Name of Director Name of Director/Secretary

[Tamboran – SPCF Financing – Tamboran Guarantee Deed – Signature Page] Security Trustee SIGNED, SEALED and DELIVERED by Global Loan Agency Services Australia Nominees Pty Limited acting by its attorney under power of attorney dated 2 February 2022 in the presence of: /s/ Annie Zhao ................................................................ Signature of attorney /s/ Natalie Soh __________________________ Signature of witness Name of witness (print) Natalie Soh Annie Zhao ................................................................. Name of attorney (print) By executing this Deed the attorney states that the attorney has received no notice of revocation of the power of attorney